SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, For Use of the Commission only
(as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

ORION ETHANOL, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

INTRODUCTION

This notice and information statement, or the Information Statement, will be mailed by us, Orion Ethanol, Inc., a Nevada corporation, on or about September 7, 2007 to our stockholders of record, as of August 24, 2007, pursuant to: Section 14(c) of the Exchange Act of 1934, as amended. This Information Statement is circulated to advise the shareholders of action already approved and taken without a meeting by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock and shall serve as our Annual Meeting. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action taken, which will be effective twenty days after the mailing of this Information Statement, was that five (5) members were elected to our Board of Directors, each to serve until the earlier of their death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified.

Attached hereto for your review is an Information Statement relating to the above-described action, which describes the essential terms of the election of the members of the Board of Directors. Additional information about us is contained in its periodic reports and current reports filed with the United States Securities and Exchange Commission, or the Commission. These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Douglas Donaghue
Douglas Donaghue
Secretary
September 5, 2007

INFORMATION STATEMENT

GENERAL

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Shareholders of record at the close of business August 24, 2007, the record date, are entitled to notice of the action that will become effective on or about September 20, 2007. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because the shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the record date have voted in favor of the foregoing action by resolution, and, having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

Only one Information Statement is being be delivered to multiple security holders sharing an address, unless contrary instructions have been received by us from one or more security holders. We will deliver, promptly upon written or oral request, a separate copy of the Information Statement, to a security holder at a shared address to which a single copy was delivered and will provide instructions to any such security holder how they can notify us of their wish to receive a separate copy.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Nevada Revised Statutes which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our stockholders, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities.

ELECTION OF DIRECTORS

Our Directors

Patrick N. Barker, Jerry Nash, J.L. “Butch” Meibergen, J. Porter Loomis and Larry Goldman were elected as our directors by written consent of a majority in interest of our stockholders to serve until the next annual meeting of our stockholders of or the next time directors are elected by written consent in lieu of a meeting of stockholders or until their respective successors are duly elected and qualified. Each of the directors are incumbent directors, except for Larry Goldman. Gary C. Evans and Wallace Stanberry, who are incumbent directors, were not re-elected.

This action has been approved by the written consent of the holders of the majority of our outstanding voting capital stock.

The following information is provided below for each incumbent director and each person who is not an incumbent director, but who was elected as a director by written consent of a majority in interest of our stockholders: name, age, the year in which each first became a director and their principal occupations or employment during the past five years.

Name	Age	Business Experience	Director/Officer Since

Patrick N. Barker	62
DR. PATRICK BARKER was, from August 28, 2006 until October 23, 2006, our president and chief executive officer. On October 23, 2006, Dr. Barker relinquished his posts as our president and chief executive officer. Dr. Barker, however, remained with our company as our chairman. Dr. Barker was the chairman of Orion Ethanol and its operating subsidiaries since their inception in August 2005 and has been involved in the development of our projects since January 2003. Dr. Barker was the chief of surgery at Pratt Regional Medical Center in Pratt, Kansas from July 1975 through February 1, 2007. Dr. Barker was a director of Western Savings Association, 1977 to 1982; and director of Columbia Savings Association, 1982 to 1994; director of Western Financial Corporation, a savings and loan institution, in 1997. While with the savings and loan industry, Dr. Barker gained extensive experience with mergers and acquisitions of publicly traded entities.
			2006

Jerry Nash	46	JERRY NASH has been a director and the executive vice president - distribution of our company since October 23, 2006. Mr. Nash has been a shareholder and director of Orion Ethanol since its inception. Prior to that, Mr. Nash served as President and CEO of Nash Oil & Gas, Inc., since 1993. Mr. Nash is not a director of any other public company.	2006

Wallace Stanberry	85	WALLACE A. STANBERRY has been an independent director of our company since October 23, 2006. Mr. Stanberry has been President of Transpetco Transport Company, CO2 transportation and logistics company, since 1969. Mr. Stanberry graduated from Louisiana State University with a degree in Petroleum Engineering. Mr. Stanberry is not a director of any other public company.	2006

J. Porter Loomis	43	J. PORTER LOOMIS has been an independent director of our company since October 23, 2006. Mr. Loomis is the chief executive officer of The Peoples Bank of Pratt, Kansas and has held such position since 1999. Prior to that, Mr. Loomis was an associate with the Prudential Corporate Finance Group in Newark, New Jersey. His responsibilities included the analysis, documentation, and structuring of private debt placements, leveraged buyout transactions, and cashout of leveraged buyout holdings. Mr. Loomis graduated from Carleton	2006

Name	Age	Business Experience	Director/Officer Since

College, Northfield, Minnesota, with a BA degree in Economics in 1985 and received an MBA in finance and accounting from Cornell University, Ithaca, New York, in 1987. Mr. Loomis is not a director of any other public company.

Gary C. Evans	50
GARY C. EVANS is a member of our board of directors and our former Chief Executive Officer and President. He became our Chief Executive Officer, President and a director October 23, 2006 and he resigned as our Chief Executive Officer and President on July 18, 2007. Mr. Evans is also currently the chairman and chief executive officer and founder of GreenHunter Energy, a reporting renewable energy company. He has held such position since the inception of GreenHunter Energy in 2006. Mr. Evans is also currently a principal of Global Hunter Holdings, L.P., the parent of Global Hunter Securities, LLC. He has acted as a principal of Global Hunter Holdings since 2005. From 1985 to June 2005, Mr. Evans was the chairman, president and chief executive officer of Magnum Hunter Resources, Inc., a New York Stock Exchange listed company, until its $2.2 billion sale to Cimarex Energy Company in June 2005. Mr. Evans is also currently the lead director of Novavax, Inc., a NASDAQ listed pharmaceutical company.
			2006

J.L. “Butch” Meibergen	50	J.L. “BUTCH” MEIBERGEN II has been an independent director of our company since October 23, 2006. Mr. Meibergen is the president of Johnston Grain and Johnston Enterprises (Holding Company) and has held such position since 1991. Prior to that, Mr. Meibergen was, starting from 1979, a grain merchandiser for Johnston Grain. Mr. Meibergen graduated from Oklahoma State University in 1979 with a BS degree in Agricultural Economics. Mr. Meibergen is not a director of any other public company.	2006

Larry Goldman	50
Mr. Goldman is a certified public accountant, or CPA, with over 20 years of auditing, consulting and technical experience. Mr. Goldman currently serves as the Acting Chief Financial Officer and Treasure of Thorium Power, Ltd. (OTCBB: THPW), a nuclear fuel technology company. Prior joining Thorium Power, Ltd., Mr. Goldman worked as the Chief Financial Officer, Treasurer and Vice President of Finance of WinWin Gaming, Inc., a multi-media developer and publisher of sports, lottery and other games (OTCBB: WNWN). Prior to his employment with WinWin Gaming, Inc., Mr. Goldman was a partner with Livingston Wachtell & Co., LLP where he acted as an auditor for several publicly traded companies in a variety of industries. Mr. Goldman is also currently an independent director and the audit
			2007

Name	Age	Business Experience	Director/Officer Since

committee chairman on the boards of directors for both Winner Medical Group Inc. (OTCBB: WMDG.OB), a China based manufacturer of medical disposable products and surgical dressings, and Wonder Auto Technologies Ltd. (NasdaqGM: WATG), a China based manufacturer of automotive electrical parts, specifically, alternators and starters.

Executive Officers

The following table sets forth for each of our executive officers the name, age, the year in which each first became an officer and their principal occupations or employment during the past five years.

Name	Age	Business Experience	Director/Officer Since

Joshua N. Barker	32
JOSHUA N. BARKER is our acting president and acting chief executive officer. Mr. Barker has held that position since August 15, 2007. From August 28, 2006, the date on which we consummated the reverse acquisition transaction with Orion Ethanol, until August 15, 2007, Mr. Barker was our executive vice president - risk management. Mr. Barker was a vice president of Orion Ethanol and its operating subsidiaries since their inception in August 2005. From March 2003 through August 2005, Mr. Barker was the president of Midwest Research & Trading, LLC, an investment advisory business founded by Mr. Barker. From August 2001 through March 2003, Mr. Barker worked as an associate at Stull and Wood, LLC, a law firm in Pratt, Kansas. Mr. Barker received a Juris Doctor degree from the University of Kansas School of Law in 2000 and received a B.A. from University of Kansas.
			2006

Timothy C. Barker	28
TIMOTHY C. BARKER. Mr. Barker is our executive vice president - development. Mr. Barker has held that position since August 28, 2006, the date on which we consummated the reverse acquisition transaction with Orion Ethanol. Mr. Barker was a vice president of Orion Ethanol and its operating subsidiaries since their inception in August 2005. Mr. Barker is also currently the president of Fresh-n-lite, LLC, a restaurant holding company, and he has held that position since October 2003. Prior to becoming the president of Fresh-n-lite, LLC, Mr. Barker attended Washburn University School of Law where he received a Juris Doctor degree and prior to that Mr. Barker received his B.A. from Oklahoma Christian University in 2001.

Name	Age	Business Experience	Director/Officer Since

Douglas Donaghue	44
DOUGLAS DONAGHUE is our Chief Accounting Officer and has held that position since February 5, 2007. Prior to joining Orion Ethanol, Mr. Donaghue served in Corporate and Divisional Controller capacities for Synchronous Aerospace, a diversified aerospace manufacturer, since April of 2001. A certified public accountant, Mr. Donaghue has over 17 years’ experience in manufacturing operations, finance, and accounting. He has worked for Ernst & Young LLP as an auditor of both small and multinational Fortune 500 companies. His experience in public accounting also included work on several mergers and acquisitions.
			2006

Frank H. Moore	54
FRANK H. MOORE has been our vice president - plant operations since October 23, 2006. Prior to that, Mr. Moore served as vice president of Parallel Products, one of the country’s largest processors of liquid wastes, where he started as their national operations manager in May 2000, with responsibilities for four plants in the US and Canada. From 1994 until 2000, Mr. Moore served as general manager of a fuel ethanol partnership for Farmland Industries, working out of South Dakota. Prior to that time Mr. Moore served as senior vice president for Kentucky Agricultural Energy Corp., a Chevron alternative fuels investment. Mr. Moore has been a member of the Board of the Renewable Fuels Association, the trade association for the renewable fuels industry located in Washington, DC, where he served on its executive committee as Treasurer. Mr. Moore has also served as an ethanol industry lobbyist, and has sat on several U.S. Senatorial advisory committees. He received his Bachelor’s Degree from Western Kentucky University in Biology and Biophysics.
			2006

Jerry Nash	46	JERRY NASH has been a director and the executive vice president - distribution of our company since October 23, 2006. Mr. Nash has been a shareholder and director of Orion Ethanol since its inception. Prior to that, Mr. Nash served as President and CEO of Nash Oil & Gas, Inc., since 1993. Mr. Nash is not a director of any other public company.	2006

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our shares of common stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Executive officers, directors, and greater-than-ten percent holders are required to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the Forms 3, 4, and 5 furnished to us for the fiscal year ended December 31, 2006, we have determined that our directors, officers, and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of August 24, 2007 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of Orion Ethanol, Inc., 307 S. Main, Pratt, KS 67124.

Security	Name & Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership(1)	Percent of Class(2)
Common Stock	Patrick N. Barker(3)	Chairman, Acting Chief Executive Officer and President	12,715,593	37.8%
Common Stock	Greengroup, LLC (3)	None	11,175,802	34.2%
Common Stock	Joshua N. Barker	Executive Vice President - Marketing	988,103	3.0%
Common Stock	Timothy C. Barker	Executive Vice President - Development	988,103	3.0%
Common Stock	Frank H. Moore	Vice President - Plant Operations	450,000	*
Common Stock	J. Porter Loomis	Director	1,034,539	3.2%
Common Stock	Wallace A. Stanberry	Director	24,039	*
Common Stock	J.L. “Butch” Meibergen II	Director	24,039	*
Common Stock	Jerry Nash	Executive Vice President - Distribution, Director	8,149,637	24.4%
Common Stock	Gary C. Evans	Director	2,033,333	6.0%
Common Stock	All officers and directors as a group (9 persons named above)	N/A	26,407,386	69.6%

*	Less than 1%
[1]
Beneficial Ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

[2]
A total of 37,956,860 shares of our Common Stock are considered to be outstanding pursuant to Commission Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

[3]
Consists of 11,175,802 shares held directly by Greengroup, LLC. Patrick N. Barker controls Greengroup LLC through the provisions of Greengroup, LLC’s operating agreement and Patrick Barker, Ann C. Barker, Brendon Barker, Joshua Barker, Timothy Barker and certain trusts for the benefit of the grandchildren of Patrick and Ann Barker own 19.25%, 19.25%, 20%, 20%, 20% and 1.5% of Greengroup, LLC, respectively. Also includes 539,791 shares held by the Norman H. Barker Trust, for which Patrick N. Barker is the trustee.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

Summary Compensation Table - 2006

The following table sets forth information concerning all compensation awarded to, earned by or paid to Dr. Patrick Barker, our former Acting Chief Executive Officer, Gary Evans, who served as our Chief Executive Officer prior to Dr. Barker, Timothy P. Halter, who served as our Chief Executive Officer during fiscal year 2006 prior to Patrick N. Barker, and Richard Jarboe, our former Chief Operating Officer. No other executive officer received total compensation in excess of $100,000 for 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

Gary C. Evans - Director and Former CEO	2006	0	0	0	0

Patrick N. Barker - Chairman and Former Acting CEO	2006	0	0	0	0

Timothy Halter - Former CEO/CFO	2006	0	0	0	0

Richard Jarboe - Former COO	2006	146,250	0	500,000	646,250

Mr. Halter was our Chief Executive Officer from June 21, 2006 through August 28, 2006, the closing date of the reverse acquisition of Orion Ethanol, our subsidiary. On August 28, 2006, Dr. Barker became our Chief Executive Officer. Dr. Barker relinquished his position on October 23, 2006, but remained as the Chairman of the Board of Directors and has, since January 1, 2007, also acted as our Executive Chairman for which he is paid $200,000 per year by us. During his tenure as Chief Executive Officer, Dr. Barker’s compensation was set at $200,000 per year.

After Dr. Barker’s resignation on October 23, 2006, Gary C. Evans became our Chief Executive Officer and a member of our Board of Directors. Mr. Evans resigned on July 18, 2007 from his position as our Chief Executive Officer and President. Mr. Evans acted as our Chief Executive Officer pursuant to a verbal agreement. His compensation as our Chief Executive Officer was paid entirely in restricted stock pursuant to the terms of a restricted stock agreement between Mr. Evans and us that became effective on May 30, 2007. Pursuant to the restricted stock agreement, we agreed to issue to Mr. Evans 3,500,000 shares of our common stock in exchange for past services as our Chief Executive Officer. The restricted stock agreement gives us an irrevocable option for a period of ninety (90) days following October 24, 2009, or such longer period as may be agreed to by us and Mr. Evans, to redeem from Mr. Evans, at no cost to us, up to but not exceeding the number of shares of stock that have not vested in accordance with the vesting provisions of the restricted stock agreement. Prior to his resignation as our Chief Executive Officer and President on July 18, 2007 a total of 700,000 shares of stock vested. No additional shares will vest under the restricted stock agreement.

Except for the stock award granted to Mr. Evans in 2006, none of Dr. Barker nor Mr. Evans nor Mr. Halter received any compensation for their services as Chief Executive Officer (or in any other capacity) during the fiscal year ending in 2006.

Effective August 15, 2006, we entered into a three-year employment agreement with Mr. Jarboe. Mr. Jarboe’s employment agreement provided for a base salary of at least $250,000 per year and the payment of an annual incentive bonus pursuant to a program to be established for our executive officers. In addition, during his period of employment, Mr. Jarboe was entitled to (i) participate in and be covered under all the welfare benefit plans or programs maintained by the Company for the benefit of senior officers pursuant to the terms of such plans and (ii) all pension, retirement, savings and other employee benefit plans and programs maintained by the Company. However, in the event that Mr. Jarboe’s employment is terminated by the Company “without cause”, by Mr. Jarboe for “good reason”, or by Mr. Jarboe within twelve months of the effective date of a change of control (each as defined in his employment agreement), the employment agreement provided that Mr. Jarboe was entitled to receive: (i) within 75 days of the date of termination (as defined in employment agreement), a lump sum payment of (A) his then applicable base salary (as defined in his employment agreement) and accrued vacation pay through the date of termination and (B) an amount equal to his base salary multiplied by two (2.0); (ii) a pro rated portion of any annual bonus that he would otherwise have received had he remained employed through the calendar year for which the bonus is calculated; and (iii) 12 months of Company-provided health and dental insurance for Mr. Jarboe and his dependents or the economic equivalentof such benefits. If Mr. Jarboe’s employment was terminated by the Company for “cause” or by Mr. Jarboe without “good reason” (each as defined in his employment agreement), Mr. Jarboe was to receive: (i) his base salary and his accrued vacation pay (to the extent required by law or the Company’s vacation policy) through the date of termination, as soon as practicable following the date of termination (ii) reimbursement, pursuant to Company policy, for reasonable business expenses incurred, but not paid prior to the date of termination, unless the termination resulted from a misappropriation of Company funds; and (iii) any rights, compensation and/or benefits that may be due him following termination to which Mr. Jarboe was otherwise entitled. For any period of disability (as defined in the employment agreement), Mr. Jarboe was to receive, during the period of the disability, his full base salary. However, in the event that Mr. Jarboe’s employment was terminated due to (i) disability, the Company will (A) pay Mr. Jarboe his base salary through the date of termination and (B) provide Mr. Jarboe with any disability and/or other benefits and compensation to which he was entitled, or (ii) death, the Company will pay Mr. Jarboe’s beneficiary (A) his base salary and his accrued vacation pay through the date of termination, (B) reimbursement for reasonable business expenses incurred but not paid prior to the date of termination, and (C) any amounts due under any Company plans through the date of termination. If any benefit or payment to Mr. Jarboe is an excess parachute payment that is subject to the excise tax imposed by Section 4999, the employment agreement provides that the Company may limit the total change in control benefits at the excise tax threshold if (i) such benefits would be subject to the excise tax imposed by Code section 4999 and (ii) the Company determines that the executive would receive a net-after tax benefit by capping the benefits.  The employment agreement also includes customary non-disclosure, non-solicitation and non-compete covenants.

Effective December 1, 2006, Mr. Jarboe resigned from his position as Chief Operating Officer. In connection with his resignation, we and Mr. Jarboe entered into a separation agreement and release, which became effective

March 10, 2007. In lieu of severance payments and any other rights that Mr. Jarboe had under the employment agreement, the separation agreement provided that we will pay a lump sum amount to Mr. Jarboe of $500,000, less any applicable withholdings, as severance benefits for termination of Mr. Jarboe’s employment. In addition, we are required under the separation agreement to maintain the medical, hospitalization, and dental programs in which Mr. Jarboe (and his spouse and/or his dependents, as applicable) participated immediately prior to Mr. Jarboe’s termination from the date of his termination until December 31, 2007, in each case at the level in effect and upon substantially the same terms and conditions (including, without limitation, contributions required by Mr. Jarboe for such benefits) as existed immediately prior to Mr. Jarboe’s termination. If Mr. Jarboe so elects, we will also continue to provide Mr. Jarboe and his spouse and dependents with COBRA coverage, at Mr. Jarboe’s expense, up to the maximum time period allowed by COBRA after December 31, 2007. Pursuant to the separation agreement, we provided Mr. Jarboe with an affidavit attesting that no bonuses for officers and directors for 2006 were paid or were contemplated as of the date of the affidavit. In consideration of the foregoing, the separation agreement provided that Mr. Jarboe waived all claims under his employment agreement or otherwise against us. Mr. Jarboe signed the separation agreement on March 2, 2007 and it became effective on March 10, 2007. The severance payment to Mr. Jarboe is reflected in the “All Other Compensation Column” in the Summary Compensation Table.

With the exception of Mr. Jarboe, we did not have change-in-control agreements with any of our above-named executive officers during 2006 and we were not obligated to pay severance or other enhanced benefits to the above named executive officers upon termination of their employment. Presently, we do not provide the above named executive offices with the opportunity to defer compensation or to contribute to company-sponsored pension or retirement plans.

Outstanding Equity Awards at Fiscal Year-End.

We did not award any stock options or other equity incentive plan awards to any above named executive officer during fiscal 2006 and there are no stock options or other equity incentive plan awards outstanding as of the end of fiscal 2006.

Director Compensation.

For fiscal 2006, we did not pay any compensation to any of our directors, including the independent directors.\ We are in the process of negotiating the terms of contracts with our independent directors in consideration for their services on our Board of Directors

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND CORPORATE GOVERNANCE

Transactions with Related Persons.

On May 18, 2006, we entered into an exclusive Financial Advisory Agreement with Halter Financial, which remains in effect following our reverse acquisition of Orion Ethanol. Halter Financial is controlled by Mr. Halter, our former Chief Executive Officer and a current stockholder of ours. Under this agreement, Halter Financial agreed to provide certain financial advisory and consulting services related to our efforts to go public through an alternative public offering and to advise us in our efforts to complete an equity financing transaction. In return for these services, Halter retained its interest in us following the reverse acquisition transaction and, subject to certain conditions, will be entitled to receive $450,000 in cash upon the consummation of the next qualified equity financing transaction that we undertake.

On or about August 14, 2006, we entered into a Financial Advisory Agreement with Global Hunter Securities, an entity affiliated with Gary Evans, our director and former Chief Executive Officer and President, pursuant to which Global Hunter Securities would be entitled to transaction-based commissions in connection with certain of our securities offerings and debt financings.

On September 1, 2006, certain of our shareholders and officers advanced to us a total of $1,000,000 evidenced by promissory notes for the purpose of placing deposits on long lead items needed for our projects in Enid, Oklahoma and Shattuck, Oklahoma. These promissory notes had a two-year term, payable on August 31, 2008, and carried an interest rate of 11.0% per annum calculated on a 360 day year. On November 10, 2006, we repaid in full the $1,000,000 principal amount of notes, plus interest to the date of repayment.

On May 30, 2007, we entered into an Agreement and Plan of Merger with GreenHunter Energy, Inc., an alternative energy company located in Dallas, Texas. Gary C. Evans, our director and former Chief Executive Officer and President, is also the president, director and majority shareholder of GreenHunter. On July 12, 2007, we mutually agreed with GreenHunter to terminate the Merger Agreement.

On November 3, 2006, we completed a private placement of $12,430,000 principal amount of our 8% senior convertible notes to 19 accredited investors. As a result of this private placement we raised $12.43 million in gross proceeds. Our director and former Chief Executive Officer and President, Gary C. Evans, acquired $1 million in principal amount of these convertible notes in the private placement. On August 15, 2007, we entered into a Security Holder Consent and First Amendatory Agreement with the holders of a majority in principal amount of the notes. This Amendatory Agreement amended the various subscription agreements, the registration rights agreement and the terms of the notes.

Pursuant to the Amendatory Agreement, the investors agreed to waive all liquidated damages that they are entitled to as a result of our failure to timely file the required registration statement. However, if we fail to file the required registration statement by September 30, 2007, then new liquidated damages will begin to accrue at an initial rate of 9% per annum, an increasing by 1% every quarter until maturity or conversion of the notes, though at no time shall the interest rate exceed 12.5%. In consideration for this waiver, we agreed to reduce the conversion rate applicable to the voluntary conversion of the notes from $1.00 to 0.75. We also granted to each of the investors warrants that expire on December 31, 2010 to purchase at an exercise price of $1.00 a number of shares of our common stock equal to the quotient of (i) one half of the principal amount of an investor’s note, divided by (ii) $1.00.

We agreed under the terms of the Amendatory Agreement to pay all accrued, but unpaid, interest on the notes to the investors through August 15, 2007. Interest continues to accrue under the notes thereafter, but is not payable until the required registration statement becomes effective. At that time, interest will cease to accrue, and the investors will have the option to receive all accrued, but unpaid, interest in cash, but, if they so choose, then their conversion price would be reset at $1.00 per share. Alternatively, the investors could choose to forgo all accrued and unpaid interest in which case their conversion price would remain at $0.75. Also, under the terms of the Amendatory Agreement, once we appoint a new chief executive officer that is not a current or former director, officer or 10% or greater shareholder of ours, or any such person’s affiliate, the applicable interest rate is automatically lowered to a fixed rate of 8%.

Under the terms of the Amendatory Agreement, we were also granted a call option that allows us to call the notes if the following milestones are achieved: (1) the required registration statement is declared effective for at least 30 days and remains effective at the time of the call, (2) our Pratt facility is producing at least 75% of its 55 million gallon per year nameplate capacity; (3) our stock is listed on any one of AMEX, NASDAQ, or NYSE, and (4) the median volume of trading in our stock is at least 10,000 shares per day during the 30 business days prior to the call of the notes.

Pursuant to the Amendatory Agreement, our officers and directors agreed to lock up 90 percent of the common stock held by them until the required registration statement becomes effective and thereafter at any time when such registration statement is no longer effective. The investors also agreed to eliminate their right of first refusal that would otherwise have been applicable to future equity offerings by us.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Corporate Governance.

Upon consideration of the criteria and requirements regarding director independence set forth in rules promulgated by The NASDAQ Stock Market, our Board of Directors has determined that Mr. Meibergen is an “independent director” as such term is defined in NASDAQ listing requirements. Our Board of Directors has not yet made a determination whether Mr. Goldman meets such criteria and requirements. Historically, the independent directors have met in a separate executive session immediately following each regular meeting of the Board of Directors or, if such a meeting is not possible, then within a reasonable period of time thereafter. Once Mr. Goldman is determined to be an “independent director,” or another director is appointed to the Board of Directors and meets such criteria and requirements, the independent directors will resume holding such separate executive sessions.

Board of Director Nominations.

All members of our Board of Directors are elected annually by our stockholders, except that our Board of Directors is authorized to fill vacancies that occur during the year. We do not have a governance and nominating committee. Our independent directors are responsible for recommending director candidates for nomination and election to our Board of Directors. The independent directors review with the Board of Directors the applicable skills and characteristics we require in the context of our current Board composition and circumstances. In making their recommendations to the Board of Directors, the independent directors may consider, among other things, the appropriate characteristics, skills and experience of the individual with the objective of having a Board with diverse backgrounds and experience in business. In evaluating the suitability of individual board members, the independent directors may take into account many factors, including (i) the individual’s general understanding of management, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; (ii) the individual’s understanding of our business, operations and industry; (iii) the individual’s educational and professional background; and (iv) the individual’s accomplishments. The independent directors are also expected to evaluate each individual with the objective of recommending a group that can best perpetuate the success of our business and represent our stockholders’ interests through the exercise of sound judgment, using their diversity of experience. In determining whether to recommend a director for re-election, our independent directors may consider the director’s past attendance at meetings and participation in and contributions to the activities of the board of directors of the company

Our independent board members will also consider candidates recommended by stockholders who meet the general guidelines discussed above.

COMMITTEES OF THE BOARD OF DIRECTORS

Committees and Meetings

Our Board currently has the following two standing committees which, pursuant to delegated authority, perform various duties on behalf of and report to the Board: (i) audit committee and (ii) compensation committee. Historically, each of the audit committee and compensation committee have been comprised entirely of independent directors. However, as a result of the actions taken by written consent of a majority of our outstanding voting capital stock described in this Information Statement, neither of our standing committees will have any members. Following the effectiveness of such shareholder action, we will reconstitute our two standing committees with our independent directors.

Each of our two standing committees were formed on September 25, 2006, and no meetings of the committees took place during the fiscal year ended December 31, 2006. To date, both of the standing committees have met three times.

From time to time, the Board may establish other committees.

Audit Committee

Our audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. As a result of the actions taken by written consent of a majority of our outstanding voting capital stock described in this Information Statement, our audit committee does not, at present, have an audit committee financial expert as that term is defined by the applicable Commission rules. The audit committee is responsible for, among other things:

•	selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

•	reviewing with our independent auditors any audit problems or difficulties and management’s response;

•	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-B under the Securities Act of 1933, as amended;

•	discussing the annual audited financial statements with management and our independent auditors;

•	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;

•	annually reviewing and reassessing the adequacy of our audit committee charter;

•	such other matters that are specifically delegated to our audit committee by our board of directors from time to time;

•	meeting separately and periodically with management and our internal and independent auditors; and

•	reporting regularly to the full board of directors.

A copy of our audit committee charter is included as Appendix A herein.

Compensation Committee

Our compensation committee assists the board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

•	approving and overseeing the compensation package for our executive officers;

•	reviewing and making recommendations to the board with respect to the compensation of our directors;

•
reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and setting the compensation level of our chief executive officer based on this evaluation; and

•
reviewing periodically and making recommendations to the board regarding any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

The Compensation Committee has sole authority to retain and terminate outside counsel, compensation consultants retained to assist the Compensation Committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve the firms' fees and other retention terms. The Compensation Committee may also form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee. The Compensation Committee may from time to time seek recommendations from our executive officers regarding matters under the purview of the Compensation Committee, though the authority to act on such recommendations rests solely with the Compensation Committee.

A copy of our compensation committee charter is included as Appendix B herein.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Change of Independent Registered Public Accountants

On August 28, 2006, our board of directors retained Hein & Associates LLP, as our Independent Registered Public Accounting Firm. At such time, our board of directors approved the dismissal of Mantyla McReynolds as our independent auditor.

No accountant’s report issued by Mantyla McReynolds on the financial statements for either of the past two years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about our ability to continue as a going concern.

During the fiscal year ended December 31, 2005 and from January 1, 2006 to August 28, 2006, there were no disagreements with Mantyla McReynolds on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. From August 28, 2006 to December 31, 2006, there were no disagreements with Hein & Associates on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-B, during our two most recent fiscal years ended December 31, 2006 and 2005.

We furnished a copy of foregoing disclosure to Mantyla McReynolds and requested Mantyla McReynolds to furnish a letter addressed to the Securities and Exchange Commission, or SEC, stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-B and, if not, stating the respect in which it does not agree. A copy of the letter was filed by as Exhibit 16.1 to our Current Report on Form 8-K filed on August 29, 2006.

Independent Registered Public Accounting Firm’s Fees

The following is a summary of the fees billed to us by our respective independent registered public accounting firm for professional services rendered for the fiscal years ended December 31, 2006 and 2005, respectively:

	Fiscal Year Ended December 31, 2006	Fiscal Year Ended December 31, 2005
Audit Fees (1)	$102,500.00	$11,235
Audit Related Fees (2)	$5,988.58	$0
Tax Fees (3)	$0	$312
All Other Fees (4)	$0	$464

(1)
Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-QSB and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)
Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements and are not included in “audit fees” in this table. The services provided by our accountants within this category consisted of advice relating to Commission matters and employee benefit matters.

(3)	Consists of professional services rendered by a company aligned with our principal accountant for tax compliance, tax advice and tax planning.
(4)	The services provided by our accountants within this category consisted of advice and other services relating to our transaction with the Pequot entities and other matters.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

DISSENTER’S RIGHTS OF APPRAISAL

The general corporation law of the State of Nevada does not provide for dissenter’s rights of appraisal in connection with the above actions.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact Doug Donaghue, 307 South Main Street, Pratt, Kansas, 67124. We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Commission. Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

We filed our annual report for the fiscal year ended December 31, 2006 on Form 10-KSB with the SEC. A copy of the annual reports on Form 10-KSB (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any shareholder to Doug Donaghue, 307 South Main Street, Pratt, Kansas, 67124. Copies of all exhibits to the annual reports on Form 10-KSB are available upon a similar request, subject to payment of a $0.50 per page charge to reimburse us for expenses in supplying any exhibit.

STOCKHOLDER COMMUNICATIONS

We have a process for shareholders who wish to communicate with the Board. Shareholders who wish to communicate with the Board may write to it at the our address given above. These communications will be reviewed by one or more employees designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement or information statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by our Secretary at 307 South Main Street, Pratt, Kansas, 67124, no later than the close of business on September 1, 2008. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the Commission will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement or information statement.

ANNUAL REPORT ON FORM 10-KSB

We will provide without charge to each holder of Common Stock as of the record date, on the written request of such person, a copy of our Annual Report on Form 10-KSB, including the financial statements and financial statement schedules, as filed with the Commission for our most recent fiscal year. Such written requests should be directed to our Secretary, at our address listed on the top of page one of this Information Statement. A copy of our Annual Report on Form 10-KSB is also made available on our website after it is filed with the SEC.

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement, including the enclosed 2006 Annual Report has been borne by us. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

September 5, 2007
By Order of the Board of Directors

/s/ Douglas Donaghue

Douglas Donaghue
Secretary